Exhibit 10.23

English Translation

Huakong Building Lease Agreement

Lessor (Party A): Beijing Huakong Technology Co., Ltd.

Lessee (Party B): Beijing Perfect World Software Co., Ltd.

In accordance with the stipulations of the Contract Law of the People’s Republic of China and other related laws, Party A and Party B, on the basis of equality and free will, hereby enter into this Agreement with respect to the lease of the Premises as defined below:

Article 1 Premises

Party A agrees to lease the Premises below to Party B on AS IS basis for office use.

1. Party A will lease the portion of #3 Building (Huakong Building), 1 Shangdi East Road, Haidian District, Beijing, with a floor area of 2579.24m2 (floor area is subject to the actual area measured by measuring institution) to Party B (hereinafter referred to as “the Premises”).

The Premises include: Whole 8th floor: fine decoration, with a floor area of 2579.24m2.

2. For the water and electric meters not independently used by Party B, Party A shall be responsible for installation at its own expenses. For the water and electric meters independently used by Party B, Party B shall be responsible for installation at its own expenses. Water and electricity consumptions will be independently metered for Party B and Party B also agrees to share the water and electricity fees of the public areas of the floors of the Premises.

Article 2 Ownership of the Premises

Party A is the property right owner or agent of the Premises. Party A or its agent shall present to Party B the Real Estate Ownership Certificate (Certificate No.: J.F.Q.Z.H.Q.Z. No.00836).

Article 3 Purpose of the Premises

Party B undertakes that the Premises are only used for office purpose and it will not be engaged in any activity violating the laws and regulations of the People’s Republic of China.

Article 4 Delivery and Lease Terms

1. The lease term of the Premises is two years and half a month, i.e. from October 30, 2006 to November 15, 2008.

2. Delivery term

Whole 8th floor: to be delivered from October 30, 2006 until November 15, 2006;

Note: the rental of the rooms hereof will accrue on and as from November 15, 2006.

3. Commencement of lease

Initial lease date is the date when the rental of the Premises begins to accrue. Where both parties fail to sign the handover documents of the Premises on the agreed-upon delivery date for Party A’s reasons, initial lease date is deferred accordingly.

English Translation

4. Vacation upon expiry of lease term

Party B shall vacate the Premises within five (5) days upon expiration or termination of the lease term hereof. No rental accrues for such vacation period.

5. Status of the Premises returned upon expiry of lease term

Upon expiry of lease term or premature termination of this Agreement, Party B shall remove and dispose of its equipment and articles within the Premises at its own costs. The removal and disposal shall not damage Party A’s properties. The Premises shall be returned to Party A on AS IS basis (except movable equipment, air conditioning equipment and electric equipment) after instruments and equipment are dismantled and removed. When Party B vacates the Premises, it is entitled to take away all the equipment, facilities and commodities invested by it. If any furniture or other articles are left within the Premises, it shall be deemed that Party B waives such articles and Party A shall be entitled to dispose of them.

6. Upon expiry of lease term, Party A is entitled to repossess the Premises and Party B shall return it as scheduled. Where Party B intends to renew the lease, it shall inform Party A of its intention of renewal no later than one (1) month before the expiry of this Agreement. Until then, under the same lease conditions, Party B has the right of first refusal.

Article 5 Rental and Energy Fees

1. Rental

1) Whole 8th floor: 2579.24m2, daily rental: RMB 2.23/m2; monthly rental: RMB 174,947.70, including a monthly property management fee of RMB 33,734.31. The three months’ rental is RMB 524,843.10.

2. Heating supply and cooling time:

1) Heating supply in winter: 24 hours from November 15 each year to March 15 next year.

2) Cooling in summer: 10 hours per normal workday from June 15 to September 15 each year.

Note: if Party B needs to work overtime, cooling or heating supply fee is charged at a rate of RMB 0.15/m2/hour on the basis of at least one floor’s area and three hours.

3) Where fresh air is supplied during the seasons other than heating supply and cooling seasons, electricity fee is charged according to the actual power consumption of air conditioning equipment room.

3. This Agreement shall become effective after it is signed and sealed by both parties. On the effective date, Party B shall pay to Party A one month’s rental as security deposit, i.e. RMB 174,947.70 (interest-free). During lease term, security deposit is not used to offset the rental. Upon termination of lease relations between both parties, if the Premises leased by Party B and its auxiliary equipment are in good conditions (in case of any damage, compensation is made after negotiating a price), Party A shall refund the full security deposit hereof after all expenses are settled up.

4. The rental for first three months shall be paid within five (5) days after the effective date of this Agreement, i.e. RMB 524,843.10. Later on, rental shall be paid within five (5) days before next three months (payment is deferred accordingly in case of festival or holiday).

English Translation

5. When Party A receives rental from Party B, Party A shall provide the regular invoice to Party B.

Article 6 Obligations of both Parties and Fee Standards

1. Upon expiry of lease term or termination of this Agreement, after the expenses, rental and liquidated damages payable by Party B are deducted from the security deposit, the remaining portion of security deposit shall be refunded to Party B.

2. Within the lease term, all expenses relating to the Premises other than rental are as follows: Party B’s water and electricity fees and all other expenses in connection with Party B.

Fee standard: tap water fee: RMB 5.6/ton; middle water fee: RMB 1/ton

Electricity fee: RMB 1/KWH

When relevant state fee standards are adjusted, the above fees are adjusted accordingly.

3. At the request of Party B, the property management company will provide the following paid services (service items and standard):

Cleaning fee: RMB 0.2/m2/day (22 workdays/month)

Aboveground parking space: RMB 150/month (fixed space available)

Underground parking space: RMB 300/month (fixed space available, annual payment)

After this Agreement becomes effective, Party A will provide to Party B:

2	underground parking spaces: management fee is only RMB 50/space/month within the lease term;

3	aboveground parking spaces: parking fee is only RMB 100/space/month within the lease term.

Bicycle parking fee: RMB 10/bicycle/month (plate deposit RMB 5 each)

Car washing fee: RMB 5/car/time

Temporary parking space:

Aboveground parking: free in case of less than half an hour, RMB 1/hour, up to RMB 5/day;

Underground parking: free in case of less than half an hour, RMB 2/hour, up to RMB 15/day.

4. The lease tax of the Premises shall be borne by Party A.

5. If Party B needs to handle registration, change and etc., Party A shall present the relevant certificates that shall be provided by Party A, e.g. real estate ownership certificate, land use certificate and real estate safety appraisal certificate.

6. If Party B needs to install some air conditioning equipment, it shall negotiate with Party A and outdoor units shall be hung at appropriate positions and packaged in a form that is consistent with the color of outer wall, with expenses to be borne by Party B.

English Translation

Article 7 Maintenance of the Premises and its Auxiliary Facilities

1. Within the lease term, Party A shall ensure that the Premises and its auxiliary facilities are in an appropriate and safe condition. Where Party B finds that the Premises and its auxiliary facilities are damaged or fail, it shall inform Party A in time to make repairs.

Party A shall make repairs within three (3) days upon receipt of Party B’s notice. Otherwise, Party B may make repairs, with expenses to be borne by Party A.

2. Party A shall not be held responsible for the maintenance of Party B’s decorations, improvements and attachments.

3. Party B shall reasonably use and protect the Premises and its auxiliary facilities. In case the Premises and its auxiliary facilities are damaged or have any fault due to the improper custody or unreasonable use of Party B, Party B shall be liable for repairs or compensations. Where Party B refuses to make repairs or compensations, Party A may make repairs or purchases, with the expenses arising therefrom to be borne by Party B.

4. Party B is not liable for the wear and tear of the Premises and its auxiliary facilities resulting from natural properties or reasonable use.

Article 8 Subletting

1. Without the prior consent of Party A, Party B shall not sublet the Premises to any third party.

2. Without the prior consent of Party B, Party A shall not sublet the Premises to any third party within the lease term.

Article 9 Change of Ownership

If the ownership of the Premises changes within the lease term hereof, this Agreement shall legally bind upon Party B and the new owner.

Article 10 Termination

1. This Agreement may be terminated with the consent of both parties.

2. Should any of the following cases occur, this Agreement is terminated and neither party undertakes the defaulting liabilities to the other party:

1) The Premises need to be dismantled in accordance with law due to urban construction.

2) The Premises are damaged, destroyed or lost or other losses are caused by force majeure events (e.g. earthquake, fire and etc.).

3. Force majeure or relocation by government

This Agreement shall be automatically terminated in case force majeure events occur, e.g. relocation or land requisitioning by government department, etc. The relocation compensations granted by government department in accordance with government regulations: the compensations for land, buildings as well as the auxiliary facilities invested by Party A shall belong to Party A; the compensations for indoor decorations, equipment invested by Party B, relocation, loss of working time, business losses and etc. shall belong to Party B. Party B shall be entitled to all compensations for a tenant.

4. Should any of the following cases occur with Party A, Party B is entitled to terminate this Agreement unilaterally:

1) Party A delays the delivery of the Premises by up to 30 days.

English Translation

2) The delivered Premises do not comply with the provisions of this Agreement and seriously affect Party B’s use.

3) Party A does not undertake the specified repair obligations and as a result, Party B cannot normally use the Premises.

4) The delivered Premises endanger Party B’s safety or health.

5) Others:

5. Should any of the following cases occur with Party B, Party A is entitled to terminate this Agreement unilaterally and repossess the Premises:

1) Party B does not pay the rental or does not pay the rental in accordance with the agreement by up to 30 days.

2) The due expenses reach RMB 15,000.

3) Party B changes or damages the main structure of the Premises without permission.

4) Party B sublets the Premises to any third person without permission.

5) Party B uses the Premises to engage in any illegal activity.

6) Others:

Article 11 Defaulting Liabilities

1. Where Party A fails to perform the specified repair obligations, thus causing personal injuries or property losses to Party B, Party A shall be liable for compensations.

2.Within the lease term, if Party A needs to repossess the Premises ahead of time, Party A shall give a prior notice 30 days in advance to Party B, the balance of already collected rental shall be refunded to Party B and Party A shall pay to Party B the liquidated damages being equal to 8% of annual rental of such year.

3. Where Party B stops the lease prior to the expiration of lease term, Party B shall give a prior notice 30 days in advance to Party A and pay the liquidated damages being equal to 8% of annual rental of such year.

4. Where Party A fails to deliver the Premises at agreed-up time, but this cannot serve as the basis for the termination of this Agreement, Party A shall pay liquidated damages at a daily rate of daily rental.

5. Where Party B fails to pay the rental on time, but this cannot serve as the basis for the termination of this Agreement, Party B shall pay liquidated damages at a daily rate of daily rental. Where Party B fails to return the Premises at agreed-up time, Party B shall pay liquidated damages at a daily rate of daily rental.

English Translation

Article 12 Settlement of Disputes

Any dispute arising from or out of the performance of or in connection with this Agreement shall be settled by both parties through negotiations or mediation. In case no settlement can be reached, either party may bring a lawsuit with Haidian District People’s Court in accordance with law or refer such dispute to arbitration in accordance with the arbitration clauses or arbitration agreement to be agreed upon.

Article 13 Miscellaneous

This Agreement shall come into full force and effect after it is signed and sealed by both parties. This Agreement, including its annexes, is executed in quadruplicate, with each party hereto holding two (2) copies.

After this Agreement becomes effective, all modifications or supplements to this Agreement shall be made by both parties in writing and annexed to this Agreement. The annexes shall have the same legal effect as this Agreement.

Lessor (Party A) (signature & seal): Beijing Huakong Technology Co., Ltd. (Seal)	Lessee (Party B) (signature & seal): Beijing Perfect World Software Co., Ltd. (Seal)
[Seal: Beijing Huakong Technology Co., Ltd.]	[Seal: Beijing Perfect World Software Co., Ltd.]
Domicile: 9F, #3 Building, 1 Shangdi East Road, Haidian District, Beijing	Domicile: Rm.702, Yingchuang Dongli, #1 Building, 1 Shangdi East Road, Haidian District, Beijing
Legal representative or proxy:	Legal representative or proxy:

/s/ Zhang Guangchuan	/s/ Li Hongchuan
Tel.: 5885 9838	Tel.: 5885 8555
Signing date: Oct 25, 2006	Signing date: Oct 25, 2006